UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2011 (April 8, 2011)

Encore Energy Partners LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-33676	20-8456807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Indemnification Agreements

On March 31, 2011, the Board of Directors (the “Board”) of Encore Energy Partners GP LLC (the “Company”) authorized the members of the Board’s conflicts committee (the “Conflicts Committee”) to negotiate a form of Amended and Restated Indemnification Agreement (the “Form of Indemnification Agreement”). As previously reported on the Current Report on Form 8-K filed on April 7, 2011 by Encore Energy Partners LP (the “Partnership”), on April 4, 2011, each of the three members of the Conflicts Committee entered into indemnification agreements with the Partnership substantially identical to the Form of Indemnification Agreement.  On April 8, 2011, the Board authorized the Partnership to enter into indemnification agreements with substantially the same terms as the Form of Indemnification Agreement with the remaining members of the Board, Scott W. Smith, Richard A. Robert, Douglas Pence and Tim Hauss (the “New Indemnification Agreements”). The New Indemnification Agreements are intended to provide more certainty and a simple process for obtaining indemnification consistent with the indemnification provisions of the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated September 17, 2007, as amended (the “Limited Partnership Agreement”).

The New Indemnification Agreements provide for indemnification coverage if a person serving the Partnership or the Company, at the request of the Company (the “Indemnitee”), becomes involved, or is threatened to be involved, in certain litigation proceedings. The Indemnitee may request advancement of expenses; provided, however, that the Indemnitee will reimburse the Company for the expenses if it is determined that the Indemnitee is not entitled to the expenses. The Indemnitee is entitled to indemnification to the fullest extent of the applicable Delaware law unless the Indemnitee acted in bad faith or engaged in fraud or willful misconduct, or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.  Although the indemnification obligations of the Partnership under the New Indemnification Agreements are intended to be supplemental to the indemnification provided under the Limited Partnership Agreement, the general indemnification standard is substantively no different than that provided under the Limited Partnership Agreement.

The foregoing summary of the New Indemnification Agreements is not a complete description of the terms of the form of New Indemnification Agreement and is qualified by reference to the full text of such agreement, which is attached as an exhibit hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
Exhibit 10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY PARTNERS LP

BY:	Encore Energy Partners GP LLC,

its general partner

By:              /s/ Scott W. Smith
Name:         Scott W. Smith
Title:           President, Chief Executive Officer and Director
April 13, 2011

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
Exhibit 10.1	Form of Indemnification Agreement